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TRANSFER AGREEMENT

THIS Transfer Agreement (hereinafter referred to as the “Agreement”) is dated as of March 16, 2011 (the “Effective Date”), by and between Xalted Holding Corporation, a Delaware corporation (the “Transferor”), Xalted Networks, Inc., a Delaware corporation (the “Transferee”) and Xalted Information Systems, Pvt., Ltd., an Indian corporation (the “Company”). The Transferor, the Transferee, and the Company are sometimes hereinafter referred to collectively as the “Parties” and individually as a “Party.”

WHEREAS, the Transferee is a wholly owned subsidiary of the Transferor.

WHEREAS, the Company is a subsidiary of the Transferor.

WHEREAS, the Transferor directly owns or controls most of the outstanding shares of the Company (“Company Shares”).

WHEREAS, the Transferor has voting and other rights over the shares of the Company (collectively “Voting Rights”) that it does not own under an Amendment to Exchange Agreement and Option to Purchase and Rights to Distributions, dated on or about February 15, 2006 with two shareholders (the “Amendment”).

WHEREAS, the Transferor is willing to transfer the Company Shares to Transferee in exchange for an additional ninety nine shares of the Transferee (the “Transferee Shares”) under the terms and conditions of this Agreement.

WHEREAS, the Transferee agrees to acquire all of the Transferor’s right, title and interest to the Company Shares and assumes all of the rights and privileges of Transferor under this Agreement.

WHEREAS, the Company consents to the transfer of the Shares under the terms and conditions of this Agreement.

NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

1. The Transferor warrants and represents (i) it has good title to the Company Shares, (ii) it has all necessary power and authority to enter into and perform this Agreement, (iii) this Agreement constitutes its valid and binding obligation, and (iv) it will be responsible for the payment of all taxes of whatever nature associated with the transfer.

2. For valid consideration, including the issuance of the Transferee Shares, receipt of which the Transferor acknowledges by execution of this Agreement, the Transferor transfers and assigns to the Transferee all of its right, title and interest to the Shares and the Voting Rights.

3. For valid consideration, including the transfer of the Company to the Transferee, the Transferee (i) accepts ownership of the Company Shares and the Voting Rights, (ii) assumes all of the rights and privileges of the Company, and (iii) agrees to be bound by the terms and conditions of the Transaction Documents.

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4. The Transferee warrants and represents that:

a. The Transferee is acquiring the Company Shares solely for its own account for investment, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Transferee has no present intention of selling, granting any participation in, or otherwise distributing the same.

b. The Transferee does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or any third person, with respect to any of the Shares.

5. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

6. The Parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

7. This Agreement shall be binding upon the transferee, successors, assigns and legal representatives of the Parties hereto.

8. This Agreement may be signed by facsimile and executed in counterparts with the same force and effect as if each of the signatories had executed the same instrument.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as the Effective Date.

THE TRANSFEROR:	THE TRANSFEREE:

Signature: /s/ Ajay M. Batheja	Signature: /s/ Luigi Carmico
Name: Ajay M. Batheja	Name: Luigi Carmico
Date: March 16, 2011	Date: March 16, 2011

THE COMPANY:

Signature: /s/ Ajay M. Batheja
Name: Ajay M. Batheja
Title: Chief Executive Officer
Date: March 16, 2011

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